UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 5, 2011

REDPOINT BIO CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

 (Address of Principal Executive Offices)

(609) 637-9700
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

During June 2011, Redpoint Bio Corporation (the “Company”) entered into a series of agreements with 13 of the Company’s largest creditors.  The creditors agreed to accept an aggregate of approximately $76,000 in full and complete satisfaction of $835,000 of outstanding balances owed to such creditors.  The Company continues to actively seek debt or equity financings to enhance the Company’s liquidity position.  However, there can be no assurance that the Company will enter into any future debt or equity financings on terms acceptable to the Company, if at all.

In addition, on June 30, 2011, the Company received a summons and complaint from BMR-7 Graphics Drive LLC, the landlord for the property that the Company leases at 7 Graphics Drive, Ewing, New Jersey 08628.  The Company is reviewing the allegations relating to the failure to pay rent as set forth in the complaint and will respond accordingly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: July 5, 2011

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	Chief Financial Officer, Treasurer and Secretary